Exhibit 99.1

ALLIED WORLD REPORTS A 79.9% COMBINED RATIO

FOR THE FIRST QUARTER 2014

•	Diluted book value per share of $107.05, an increase of 4.4% from December 31, 2013
•	Underwriting income grew by 55.7% compared to the prior year quarter
•	Net investment income grew by 42.6% compared to the prior year quarter
•	The company repurchased 670,732 common shares totaling $68.7 million during the first quarter of 2014
•	The company was approved to launch a new managing agency at Lloyd’s

ZUG, Switzerland--(BUSINESS WIRE)--Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $177.0 million, or $5.23 per diluted share, for the first quarter of 2014 compared to net income of $159.0 million, or $4.49 per diluted share, for the first quarter of 2013.

The company reported operating income of $129.9 million, or $3.84 per diluted share, for the first quarter of 2014, compared to operating income of $84.2 million, or $2.38 per diluted share, for the first quarter of 2013.

President and Chief Executive Officer Scott Carmilani commented, “Allied World is off to a great start in 2014. Premium growth in selected products and record underwriting income drove our combined ratio below 80%. Our focus on solid underwriting and investment expertise generated 4.4% growth in diluted book value per share. We remain well positioned to take advantage of opportunities across the market.”

First Quarter Summary (Unaudited)

(Expressed in millions of U.S.
dollars, except per share amounts)	Three Months Ended March 31,
			Diluted per share
	2014	2013	2014	2013

Net income	$177.0	$159.0	$5.23	$4.49
Add after tax effect of:
Net realized investment (gains)	(47.2)	(77.3)	(1.39)	(2.18)
Foreign exchange loss	0.0	2.5	0.00	0.07
Operating income	$129.9	$84.2	$3.84	$2.38

First Quarter Operating Results

•	Gross premiums written were $901.4 million, a 7.7% increase compared to $837.1 million in the first quarter of 2013. This was driven by growth across all three segments. The U.S. insurance segment grew by 5.4% led by growth in the excess casualty line of business and programs; the international insurance segment grew by 4.6% driven by new lines of business including aviation and marine cargo as well as growth across existing lines; and the reinsurance segment grew by 9.8% driven in part by our participation in Aeolus Re Ltd. and selected growth in our crop line of business.
•	Net premiums written were $771.6 million, an 11.0% increase compared to $695.1 million in the first quarter of 2013.
•	Net premiums earned were $530.3 million, a 14.5% increase compared to $463.2 million in the first quarter of 2013.
•	Underwriting income was $106.9 million, compared to underwriting income of $68.7 million in the first quarter of 2013.
•	The combined ratio was 79.9% compared to 85.1% in the first quarter of 2013.

•	The loss and loss expense ratio was 51.9% in the first quarter of 2014 compared to 55.1% in the prior year quarter. During the first quarter of 2014, the company recorded net favorable reserve development on prior loss years of $48.9 million, a benefit of 9.2 percentage points to the loss and loss expense ratio, compared to $44.1 million a year ago, a benefit of 9.5 percentage points.
•	The company did not experience any reportable catastrophe losses for the first quarter of 2014 or the comparable quarter last year.
•	The company’s expense ratio was 28.0% for the first quarter of 2014 compared to 30.0% for the first quarter of 2013.

Investment Results

•	The total financial statement return on the company’s investment portfolio for the three months ended March 31, 2014 was 1.2% compared to 1.3% for the three months ended March 31, 2013.
•	Net investment income grew 42.6% in the quarter compared to the prior year quarter, driven by an increase across most asset classes, including other private securities in the Allied World Financial Services investment portfolio.
•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars,
except percentages)	Three Months Ended March 31,
	2014	2013

Net investment income	$47.6	$33.4
Net realized investment gains	54.2	79.6

Total financial statement portfolio return	$101.8	$113.0

Average invested assets	$8,498.0	$8,471.6
Financial statement portfolio return	1.2%	1.3%

Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders’ Equity

•	As of March 31, 2014, the company’s total shareholders’ equity grew to $3,616.7 million, compared to $3,519.8 million as of December 31, 2013.
•	As of March 31, 2014, diluted book value per share was $107.05, an increase of 4.4% compared to $102.58 as of December 31, 2013.

Capital Management

•	During the first quarter of 2014, the company repurchased 670,732 of its common shares through its share repurchase program in the open market at an average price of $102.36 per share and an aggregate cost of $68.7 million.
•	In May 2013, the company’s shareholders approved four quarterly dividends equal to $0.50 per share. The fourth and last dividend was paid on April 3, 2014.
•	In March 2014, the company proposed an annual dividend increase of 35%, from $2.00 per share to $2.70 per share, a new $500 million two-year share repurchase program and a three-for-one stock split. These proposals are subject to shareholder approval at the Annual Shareholder Meeting on May 1, 2014.

Supplementary Information

Allied World will be providing both a Financial Supplement and an Investment Supplement as of March 31, 2014. This information will be available in the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Thursday, April 24, 2014 at 9:00 a.m. (Eastern Time) to discuss the results for the first quarter ended March 31, 2014. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 9057820 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Friday, May 9, 2014 by dialing (877) 344-7529 (U.S. callers and Canada) or (412) 317-0088 (international callers) and entering the passcode 10043397. In addition, the webcast will remain available online through Friday, May 9, 2014 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/ alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-

looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2014	2013

Revenues:
Gross premiums written	$901,393	$837,081
Premiums ceded	(129,779)	(142,029)

Net premiums written	771,614	695,052
Change in unearned premiums	(241,329)	(231,824)

Net premiums earned	530,285	463,228

Net investment income	47,619	33,388
Net realized investment gains	54,205	79,637

Total revenues	632,109	576,253

Expenses:
Net losses and loss expenses	275,286	255,178
Acquisition costs	67,722	56,685
General and administrative expenses	80,340	82,680
Amortization of intangible assets	633	633
Interest expense	14,534	14,134
Foreign exchange loss	49	2,518

Total expenses	438,564	411,828

Income before income taxes	193,545	164,425
Income tax expense	16,573	5,433

NET INCOME	$176,972	$158,992

PER SHARE DATA:
Basic earnings per share	$5.33	$4.59
Diluted earnings per share	$5.23	$4.49

Weighted average common shares outstanding	33,181,729	34,613,606
Weighted average common shares and common share equivalents outstanding	33,861,554	35,431,843

Dividends paid per share (1)	$0.500	$0.375

(1) A dividend of $0.50 was also paid on April 3, 2014 to shareholders of record on March 25, 2014.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

ASSETS:	As of March 31, 2014	As of December 31, 2013
Fixed maturity investments trading, at fair value	$6,068,666	$6,100,798
Equity securities trading, at fair value	834,893	699,846
Other invested assets	989,791	911,392

Total investments	7,893,350	7,712,036
Cash and cash equivalents	710,372	681,329
Insurance balances receivable	839,630	664,731
Funds held	447,801	632,430
Prepaid reinsurance	331,065	340,992
Reinsurance recoverable	1,280,525	1,234,504
Accrued investment income	29,539	32,236
Net deferred acquisition costs	167,104	126,661
Goodwill	268,376	268,376
Intangible assets	48,198	48,831
Balances receivable on sale of investments	198,640	76,544
Net deferred tax assets	36,948	37,469
Other assets	82,617	89,691

Total assets	$12,334,165	$11,945,830

LIABILITIES:
Reserve for losses and loss expenses	$5,856,798	$5,766,529
Unearned premiums	1,627,658	1,396,256
Reinsurance balances payable	160,041	173,023
Balances due on purchases of investments	171,442	104,740
Senior notes	798,573	798,499
Dividends payable	16,495	16,732
Accounts payable and accrued liabilities	86,480	170,225

Total liabilities	8,717,487	8,426,004

SHAREHOLDERS’ EQUITY:

Common shares: 2014: par value CHF 12.30 per share and 2013: par value CHF 12.30 per share (2014: 33,821,752; 2013: 34,492,484 shares issued and 2014: 32,908,821; 2013: 33,417,882 shares outstanding)	410,820	418,988
Treasury shares, at cost (2014: 912,931; 2013: 1,074,602)	(68,756)	(79,992)
Retained earnings	3,274,614	3,180,830

Total shareholders’ equity	3,616,678	3,519,826

Total liabilities and shareholders’ equity	$12,334,165	$11,945,830

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Three Months Ended March 31, 2014	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$269,945	$134,364	$497,084	$901,393
Net premiums written	202,740	75,459	493,415	771,614
Net premiums earned	212,123	88,339	229,823	530,285
Net losses and loss expenses	(141,995)	(23,566)	(109,725)	(275,286)
Acquisition costs	(27,501)	947	(41,168)	(67,722)
General and administrative expenses	(37,436)	(24,761)	(18,143)	(80,340)

Underwriting income	5,191	40,959	60,787	106,937
Net investment income				47,619
Net realized investment gains				54,205
Amortization of intangible assets				(633)
Interest expense				(14,534)
Foreign exchange loss				(49)

Income before income taxes				$193,545

GAAP Ratios:
Loss and loss expense ratio	66.9%	26.7%	47.7%	51.9%
Acquisition cost ratio	13.0%	(1.1)%	17.9%	12.8%
General and administrative expense ratio	17.6%	28.0%	7.9%	15.2%

Expense ratio	30.6%	26.9%	25.8%	28.0%

Combined ratio	97.5%	53.6%	73.5%	79.9%

Three Months Ended March 31, 2013	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$256,018	$128,516	$452,547	$837,081
Net premiums written	192,253	77,745	425,054	695,052
Net premiums earned	188,439	84,214	190,575	463,228
Net losses and loss expenses	(133,324)	(28,935)	(92,919)	(255,178)
Acquisition costs	(23,128)	849	(34,406)	(56,685)
General and administrative expenses	(39,596)	(24,789)	(18,295)	(82,680)

Underwriting (loss) income	(7,609)	31,339	44,955	68,685
Net investment income				33,388
Net realized investment gains				79,637
Amortization of intangible assets				(633)
Interest expense				(14,134)
Foreign exchange loss				(2,518)

Income before income taxes				$164,425

GAAP Ratios:
Loss and loss expense ratio	70.8%	34.4%	48.8%	55.1%
Acquisition cost ratio	12.3%	(1.0)%	18.1%	12.2%
General and administrative expense ratio	21.0%	29.4%	9.6%	17.8%

Expense ratio	33.3%	28.4%	27.7%	30.0%

Combined ratio	104.1%	62.8%	76.5%	85.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013

Net income	$176,972	$158,992
Add after tax effect of:
Net realized investment (gains)	(47,164)	(77,342)
Foreign exchange loss	49	2,518

Operating income	$129,857	$84,168

Weighted average common shares outstanding:
Basic	33,181,729	34,613,606
Diluted	33,861,554	35,431,843

Basic per share data:
Net income	$5.33	$4.59
Add after tax effect of:
Net realized investment (gains)	(1.42)	(2.23)
Foreign exchange loss	0.00	0.07

Operating income	$3.91	$2.43

Diluted per share data:
Net income	$5.23	$4.49
Add after tax effect of:
Net realized investment (gains)	(1.39)	(2.18)
Foreign exchange loss	0.00	0.07

Operating income	$3.84	$2.38

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of March 31, 2014	As of December 31, 2013

Price per share at period end	$103.19	$112.81

Total shareholders’ equity	$3,616,678	$3,519,826

Basic common shares outstanding	32,908,821	33,417,882

Add: unvested restricted share units	174,415	47,899

Add: performance based equity awards	207,092	268,173

Add: employee share purchase plan	5,572	18,532

Add: dilutive options outstanding	920,101	976,104
Weighted average exercise price per share	$48.33	$48.22
Deduct: options bought back via treasury method	(430,938)	(417,229)

Common shares and common share equivalents outstanding	33,785,063	34,311,361

Basic book value per common share	$109.90	$105.33
Diluted book value per common share	$107.05	$102.58

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended March 31,
	2014	2013

Opening shareholders’ equity	$3,519,826	$3,326,335
Deduct: accumulated other comprehensive income	—	—

Adjusted opening shareholders’ equity	3,519,826	3,326,335

Closing shareholders’ equity	$3,616,678	$3,431,963
Deduct: accumulated other comprehensive income	—	—

Adjusted closing shareholders’ equity	3,616,678	3,431,963

Average shareholders’ equity	$3,568,252	$3,379,149

Net income (loss) available to shareholders	$176,972	$158,992
Annualized net income (loss) available to shareholders	707,888	635,968

Annualized return on average shareholders’ equity - net income (loss) available to shareholders	19.8%	18.8%

Operating income (loss) available to shareholders	$129,857	$84,168
Annualized operating income (loss) available to shareholders	519,428	336,672

Annualized return on average shareholders’ equity - operating income (loss) available to shareholders	14.6%	10.0%

Media:

Noelle Campbell

Assistant Vice President, Director of Public Relations

+1-646-794-0544

Noelle.campbell@awacservices.com

OR

Faye Cook

Senior Vice President, Marketing & Communications

+1-441-278-5406

Faye.cook@awac.com

Investors:

Sarah Doran

Senior Vice President, Investor Relations and Treasurer

+1-646-794-0590

Sarah.doran@awac.com

Website: www.awac.com